UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2008
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28298	94-3154463
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 4, 2008, the Compensation Committee of the Board of Directors of Onyx Pharmaceuticals, Inc., or Onyx, approved amendments to the form of Executive Change in Control Severance Benefits Agreement Onyx has entered into and expects to enter into with each of its employees at the vice president level and above, including named executive officers. The amended form of agreement is intended to comply with new tax regulations and to simplify the calculation of any lump sum cash severance. The severance benefits potentially payable under the amended form of agreement are substantially similar to those that would be payable under the agreements currently in place. Existing eligible employees may elect to enter into the amended agreement, or to leave their current agreements in place.
     The definition of “constructive termination” has been revised in the amended form of agreement with the intent of complying with section 409A of the Internal Revenue Code of 1986, as amended. The revised definition requires, among other things, that the executive provide notice and allow Onyx or the surviving entity in the event of a change in control a cure period before the executive will be entitled to terminate employment and receive severance payments pursuant to a constructive termination. In addition, the computation of lump sum cash severance has been simplified under the amended form of agreement. Under the existing agreements, lump sum cash severance is computed as a multiple of the executive’s base salary and bonus. Under the amended agreements, cash severance will be computed as a multiple only of base salary and the multiplier has accordingly been adjusted, taking into account executives’ historic and target bonuses, so that the executive would receive approximately the same lump sum cash payment under either method. Under the amended form of agreement, as lump sum cash severance, executive and senior vice presidents would be entitled to 26 months of base salary and vice presidents to 16 months base salary. The other material terms of the Executive Change in Control Severance Benefits Agreements are unchanged by the amended form. The Executive Change in Control Severance Benefits Agreement entered into on February 22, 2008 between Onyx and its Chief Executive Officer, N. Anthony Coles, will not be affected by the amendment.
     The foregoing description is qualified in its entirety by the amended form of Executive Change in Control Severance Benefits Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

10.1	Form of Onyx Pharmaceuticals, Inc. Executive Change in Control Severance Benefits Agreement

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2008	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Form of Onyx Pharmaceuticals, Inc. Executive Change in Control Severance Benefits Agreement